Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 21, 2019
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2019 Earnings

WESTERLY, R.I., October 21, 2019 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced third quarter 2019 net income of $18.8 million, or $1.08 per diluted share, compared to net income of $17.3 million, or $0.99 per diluted share, reported for the second quarter of 2019.

“Washington Trust’s third quarter results once again reflect our continued success at generating a consistent stream of revenues through our diverse business model,” stated Edward O. Handy III, Chairman and Chief Executive Officer.

Selected highlights for the third quarter of 2019 include:

•	Returns on average equity and average assets were 15.20% and 1.44%, respectively.

•	Mortgage banking revenues reached an all-time quarterly high and totaled $4.8 million for the third quarter, up by $1.2 million, or 33%, from the preceding quarter.

•
As a result of FDIC assessment credits recognized in the third quarter of 2019, which amounted to approximately 4 cents per diluted share, FDIC deposit insurance costs declined by $1.0 million on a linked quarter basis. Excluding the benefit from these credits, net income and diluted earnings per share for the third quarter of 2019 were record quarterly highs for the Corporation.

•	Total loans amounted to $3.8 billion, up by $48 million from the preceding quarter. Total loans were up by $222 million, or 6%, from the balance at September 30, 2018.

•	Total deposits amounted to $3.6 billion, up by $82 million from the preceding quarter. Total deposits were up by $172 million, or 5%, from the balance at September 30, 2018.

•
In September, Washington Trust declared a quarterly dividend of 51 cents per share. Year-to-date 2019 dividends declared amounted to $1.49 per share, representing an increase of 20 cents per share, or 16%, from the same period a year ago.

Net Interest Income
Net interest income was $33.0 million for the third quarter of 2019, down by $880 thousand, or 3%, from the second quarter of 2019. The net interest margin was 2.72% for the third quarter, down by 9 basis points from 2.81% reported in the preceding quarter. Prepayment penalty income associated with loan payoffs, which is included in net interest income, was $130 thousand in the third quarter, compared to $37 thousand in the preceding quarter. Excluding the impact of prepayment penalty income associated with loan payoffs from both periods, the net interest margin for the third quarter of 2019 was 2.71%, down by 10 basis points from 2.81% in the preceding quarter.

Washington Trust
October 21, 2019

Significant linked quarter changes included:

•
Average interest-earning assets decreased by $22 million, driven by a $76 million decline in the average balance of the securities portfolio, which was partially offset by increases of $21 million in the average balance of loans and $23 million in the average balance of cash and due from banks. Given limited securities-related reinvestment opportunities, pay-downs received on the securities portfolio are being used to reduce wholesale funding balances. The yield on interest-earning assets for the third quarter was 4.07%, down by 11 basis points from the preceding quarter. The yield was negatively impacted by lower market interest rates.

•
Average interest-bearing liabilities decreased by $45 million, including a decrease of $103 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances), partially offset by a $58 million increase in average in-market deposits. The cost of interest-bearing liabilities for the third quarter was 1.66%, down by 2 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $18.3 million for the third quarter of 2019, up by $1.6 million, or 9%, from the second quarter of 2019. Significant linked quarter changes included:

•
Wealth management revenues amounted to $9.2 million for the third quarter of 2019, down by $396 thousand, or 4%, on a linked quarter basis. This consisted of decreases of $128 thousand, or 1%, in asset-based revenues and $268 thousand, or 66%, in transaction-based revenues. The linked quarter decrease in transaction-based revenues was largely due to tax reporting and preparation fees, which are generally concentrated in the first half of the year.

Wealth management assets under administration were $6.1 billion at September 30, 2019, down by $353 million, or 5%, from the balance at June 30, 2019. The average balance of assets under administration for the third quarter decreased by approximately $13 million, or 0.2%, from the average balance for the preceding quarter. The decline in assets under administration reflected approximately $450 million of client outflows associated with lost client accounts due to the departure of two senior counselors at the end of the preceding quarter. The impact of these lost accounts was a reduction of revenues of approximately $290 thousand during the third quarter and is estimated to be a reduction of $620 thousand during the fourth quarter of 2019.

•
Mortgage banking revenues totaled $4.8 million for the third quarter of 2019, up by $1.2 million, or 33%, from the second quarter of 2019. Mortgage loans sold in the secondary market amounted to $185 million for the third quarter of 2019, an increase of $48 million, or 35%, compared to the preceding quarter.

•
Loan related derivative income was $1.4 million for the third quarter of 2019, up by $661 thousand, or 89% from the preceding quarter, due to higher volume of commercial borrower interest rate swap transactions.

Noninterest Expenses
Noninterest expenses totaled $26.9 million for the third quarter of 2019, down by $1.3 million, or 5%, from the second quarter of 2019. Included in this linked quarter change was a $1.0 million reduction in FDIC deposit insurance costs due to FDIC assessment credits recognized in the third quarter of 2019. Excluding the reduction in FDIC deposit insurance costs, noninterest expenses were down by $281 thousand, or 1%, from the preceding quarter. Significant linked quarter changes included:

•	Salaries and benefits totaled $18.3 million for the third quarter of 2019, down by $104 thousand on a linked quarter basis.

Washington Trust
October 21, 2019

Lower wealth management compensation costs associated with the departure of the two senior counselors discussed above were partially offset by increased volume-related compensation costs in our mortgage banking area.

•	Outsourced services expense for third quarter of 2019 were up by $204 thousand from the preceding quarter, reflecting volume-related increases in third party processing costs.

•	Advertising and promotion expenses for third quarter of 2019 decreased by $157 thousand from the second quarter, largely due to timing of promotional activities.

•	Other noninterest expenses for third quarter of 2019 declined by $249 thousand on a linked quarter basis, reflecting modest decreases in a variety of expense categories.

Income tax expense totaled $5.2 million for the third quarter of 2019, up by $574 thousand from the preceding quarter. The effective tax rate for the third quarter of 2019 was 21.8%, compared to 21.3% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its 2019 effective tax rate to be 21.5%.

Investment Securities
The securities portfolio totaled $887 million at September 30, 2019, down by $82 million from the balance at June 30, 2019. The decrease was primarily due to routine principal pay-downs on mortgage-backed securities and calls of debt securities. Investment securities represented 17% of total assets at September 30, 2019, compared to 19% of total assets at June 30, 2019.

Loans
Total loans amounted to $3.8 billion at September 30, 2019, up by $48 million from the end of the preceding quarter. Total commercial loans grew by $17 million, with a net increase of $34 million in the commercial real estate portfolio partially offset by a $17 million net decline in the commercial and industrial portfolio. In the third quarter of 2019, commercial loan originations and advances totaled approximately $93 million and were concentrated in the commercial real estate portfolio. The residential real estate loan portfolio increased by $26 million from the end of the second quarter, reflecting increased mortgage origination activity. In the third quarter of 2019, residential mortgage loan originations for portfolio amounted to $105 million. The consumer loan portfolio increased by $4 million from the balance at June 30, 2019.

Deposits and Borrowings
Total deposits amounted to $3.6 billion at September 30, 2019, up by $82 million, or 2%, from the end of the preceding quarter. Included in total deposits were out-of-market wholesale brokered time deposits, which decreased by $52 million from the balance at June 30, 2019. Excluding wholesale brokered time deposits, total in-market deposits were up by $134 million, reflecting seasonal inflows of various institutional and governmental depositors based on their underlying business cycles. Federal Home Loan Bank advances amounted to $957 million at September 30, 2019, down by $104 million from the balance at June 30, 2019.

Asset Quality
Total nonaccrual loans amounted to $14.9 million, or 0.39% of total loans, at September 30, 2019, compared to $12.9 million, or 0.34% of total loans, at June 30, 2019, reflecting a net increase in nonaccrual residential real estate loans. Total past due loans amounted to $14.4 million, or 0.38% of total loans, at September 30, 2019, compared to $17.9 million, or 0.48% of total loans, at June 30, 2019. The decline in past due loans was largely attributable to one past due commercial real estate loan that was placed

Washington Trust
October 21, 2019

on nonaccrual status, partially charged-off and transferred to other real estate owned in the third quarter.

A loan loss provision totaling $400 thousand was recognized in the third quarter of 2019, compared to a loan loss provision of $525 thousand recognized in the preceding quarter. These provisions were based on management's assessment of loss exposure, as well as loan loss allocations commensurate with growth and changes in the loan portfolio. Net charge-offs totaled $801 thousand in the third quarter and were largely attributable to the one commercial real estate relationship discussed above. Net charge-offs were $771 thousand in the preceding quarter and were largely attributable to one residential real estate relationship.

The allowance for loan losses amounted to $27.0 million, or 0.71% of total loans, at September 30, 2019, compared to $27.4 million, or 0.73% of total loans, at June 30, 2019.

Capital and Dividends
Total shareholders' equity was $498 million at September 30, 2019, up by $13.6 million from June 30, 2019. This increase included net income of $18.8 million and an increase of $2.9 million in the accumulated other comprehensive income component of shareholders' equity reflecting an increase in the fair value of available for sale debt securities, partially offset by $8.9 million in dividend declarations in the third quarter. The Board of Directors declared a quarterly dividend of 51 cents per share for the quarter ended September 30, 2019. The dividend was paid on October 11, 2019 to shareholders of record on October 1, 2019.

Capital levels at September 30, 2019 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.94% at September 30, 2019, compared to 12.80% at June 30, 2019. Book value per share amounted to $28.71 at September 30, 2019, compared to $27.93 at June 30, 2019.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 22, 2019 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10135833; the audio replay will be available through November 5, 2019. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through December 31, 2019.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These

Washington Trust
October 21, 2019

risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity breaches, fraud and natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Assets:
Cash and due from banks	$141,768	$115,904	$88,242	$89,923	$72,934
Short-term investments	4,336	3,910	3,317	3,552	2,917
Mortgage loans held for sale, at fair value	44,657	39,996	14,608	20,996	22,571
Securities:
Available for sale debt securities, at fair value	887,020	969,168	994,881	927,810	812,647
Held to maturity debt securities, at amortized cost	—	—	—	10,415	10,863
Total securities	887,020	969,168	994,881	938,225	823,510
Federal Home Loan Bank stock, at cost	45,030	49,759	48,025	46,068	44,525
Loans:
Total loans	3,778,106	3,730,339	3,738,469	3,680,360	3,556,203
Less allowance for loan losses	26,997	27,398	27,644	27,072	26,509
Net loans	3,751,109	3,702,941	3,710,825	3,653,288	3,529,694
Premises and equipment, net	29,293	29,302	29,822	29,005	28,195
Operating lease right-of-use assets	27,500	28,174	28,249	—	—
Investment in bank-owned life insurance	81,920	81,351	80,786	80,463	79,891
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,448	7,684	7,923	8,162	8,400
Other assets	114,888	97,574	84,142	77,175	94,126
Total assets	$5,198,878	$5,189,672	$5,154,729	$5,010,766	$4,770,672
Liabilities:
Deposits:
Noninterest-bearing deposits	$619,839	$587,326	$577,319	$603,216	$611,829
Interest-bearing deposits	2,966,314	2,917,296	2,926,941	2,920,832	2,802,519
Total deposits	3,586,153	3,504,622	3,504,260	3,524,048	3,414,348
Federal Home Loan Bank advances	956,786	1,060,960	1,056,129	950,722	828,392
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	29,541	30,210	30,187	—	—
Other liabilities	105,892	86,994	71,629	65,131	77,342
Total liabilities	4,701,053	4,705,467	4,684,886	4,562,582	4,342,763
Shareholders’ Equity:
Common stock	1,084	1,083	1,082	1,081	1,081
Paid-in capital	121,900	121,115	120,743	119,888	119,220
Retained earnings	383,765	373,873	365,521	355,524	346,685
Accumulated other comprehensive loss	(8,924)	(11,866)	(17,503)	(28,309)	(39,077)
Total shareholders’ equity	497,825	484,205	469,843	448,184	427,909
Total liabilities and shareholders’ equity	$5,198,878	$5,189,672	$5,154,729	$5,010,766	$4,770,672

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Interest income:
Interest and fees on loans	$41,558	$42,138	$41,744	$40,299	$38,493	$125,440	$109,633
Interest on mortgage loans held for sale	410	288	180	289	384	878	923
Taxable interest on debt securities	6,318	7,006	7,226	5,957	5,383	20,550	15,859
Nontaxable interest on debt securities	1	8	9	9	9	18	52
Dividends on Federal Home Loan Bank stock	747	720	695	669	634	2,162	1,700
Other interest income	493	399	340	294	261	1,232	723
Total interest and dividend income	49,527	50,559	50,194	47,517	45,164	150,280	128,890
Interest expense:
Deposits	9,792	9,469	8,696	7,953	6,546	27,957	16,222
Federal Home Loan Bank advances	6,512	6,980	6,661	5,446	4,937	20,153	13,627
Junior subordinated debentures	245	252	253	240	232	750	629
Total interest expense	16,549	16,701	15,610	13,639	11,715	48,860	30,478
Net interest income	32,978	33,858	34,584	33,878	33,449	101,420	98,412
Provision for loan losses	400	525	650	800	350	1,575	750
Net interest income after provision for loan losses	32,578	33,333	33,934	33,078	33,099	99,845	97,662
Noninterest income:
Wealth management revenues	9,153	9,549	9,252	9,012	9,454	27,954	29,329
Mortgage banking revenues	4,840	3,640	2,646	1,978	2,624	11,126	8,403
Card interchange fees	1,099	1,018	997	977	983	3,114	2,791
Service charges on deposit accounts	939	929	875	977	885	2,743	2,651
Loan related derivative income	1,407	746	724	1,374	278	2,877	1,087
Income from bank-owned life insurance	569	566	649	572	572	1,784	1,624
Net realized losses on securities	—	(80)	—	—	—	(80)	—
Other income	335	385	224	273	419	944	1,066
Total noninterest income	18,342	16,753	15,367	15,163	15,215	50,462	46,951
Noninterest expense:
Salaries and employee benefits	18,332	18,436	17,619	16,918	17,283	54,387	52,359
Outsourced services	2,722	2,518	2,606	2,510	1,951	7,846	6,174
Net occupancy	1,933	1,904	1,998	1,946	2,013	5,835	5,945
Equipment	1,046	1,028	1,011	983	1,080	3,085	3,329
Legal, audit and professional fees	645	664	534	587	559	1,843	1,840
FDIC deposit insurance costs	(460)	540	429	376	410	509	1,236
Advertising and promotion	368	525	239	460	440	1,132	946
Amortization of intangibles	236	239	239	239	245	714	740
Change in fair value of contingent consideration	—	—	—	(187)	—	—	—
Other expenses	2,048	2,297	2,289	2,850	2,081	6,634	6,911
Total noninterest expense	26,870	28,151	26,964	26,682	26,062	81,985	79,480
Income before income taxes	24,050	21,935	22,337	21,559	22,252	68,322	65,133
Income tax expense	5,236	4,662	4,842	4,523	4,741	14,740	13,737
Net income	$18,814	$17,273	$17,495	$17,036	$17,511	$53,582	$51,396

Net income available to common shareholders	$18,778	$17,238	$17,461	$17,004	$17,475	$53,477	$51,284

Weighted average common shares outstanding:
Basic	17,338	17,330	17,304	17,297	17,283	17,324	17,263
Diluted	17,414	17,405	17,401	17,385	17,382	17,406	17,392
Earnings per common share:
Basic	$1.08	$0.99	$1.01	$0.98	$1.01	$3.09	$2.97
Diluted	$1.08	$0.99	$1.00	$0.98	$1.01	$3.07	$2.95

Cash dividends declared per share	$0.51	$0.51	$0.47	$0.47	$0.43	$1.49	$1.29

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Share and Equity Related Data:
Book value per share	$28.71	$27.93	$27.15	$25.90	$24.75
Tangible book value per share - Non-GAAP (1)	$24.60	$23.80	$23.00	$21.74	$20.57
Market value per share	$48.31	$52.18	$48.15	$47.53	$55.30
Shares issued and outstanding at end of period	17,338	17,336	17,305	17,302	17,290

Capital Ratios (2):
Tier 1 risk-based capital	12.21%	12.06%	11.84%	11.81%	12.00%
Total risk-based capital	12.94%	12.80%	12.59%	12.56%	12.77%
Tier 1 leverage ratio	8.97%	8.76%	8.69%	8.89%	8.91%
Common equity tier 1	11.62%	11.46%	11.25%	11.20%	11.37%

Balance Sheet Ratios:
Equity to assets	9.58%	9.33%	9.11%	8.94%	8.97%
Tangible equity to tangible assets - Non-GAAP (1)	8.32%	8.06%	7.83%	7.62%	7.57%
Loans to deposits (3)	105.8%	106.8%	106.3%	104.3%	104.0%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Performance Ratios (4):
Net interest margin (5)	2.72%	2.81%	2.93%	2.95%	2.99%	2.82%	3.03%
Return on average assets (net income divided by average assets)	1.44%	1.34%	1.39%	1.40%	1.47%	1.39%	1.48%
Return on average tangible assets - Non-GAAP (1)	1.46%	1.36%	1.41%	1.42%	1.49%	1.41%	1.51%
Return on average equity (net income available for common shareholders divided by average equity)	15.20%	14.58%	15.52%	15.61%	16.26%	15.09%	16.41%
Return on average tangible equity - Non-GAAP (1)	17.79%	17.17%	18.43%	18.75%	19.59%	17.79%	19.86%
Efficiency ratio (6)	52.4%	55.6%	54.0%	54.4%	53.6%	54.0%	54.7%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for September 30, 2019 and actuals for prior periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,013	$9,141	$8,921	$8,930	$9,322	$27,075	$28,413
Transaction-based revenues	140	408	331	82	132	879	916
Total wealth management revenues	$9,153	$9,549	$9,252	$9,012	$9,454	$27,954	$29,329

Assets Under Administration (AUA):
Balance at beginning of period	$6,478,890	$6,350,128	$5,910,814	$6,462,340	$6,220,155	$5,910,814	$6,714,637
Net investment appreciation (depreciation) & income	66,514	222,489	520,057	(534,847)	232,245	809,060	333,671
Net client asset flows	(419,077)	(93,727)	(80,743)	(16,679)	9,940	(593,547)	(585,968)
Balance at end of period	$6,126,327	$6,478,890	$6,350,128	$5,910,814	$6,462,340	$6,126,327	$6,462,340

Percentage of AUA that are managed assets	90%	91%	91%	90%	91%	90%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (1)	$4,752	$3,523	$2,474	$1,798	$2,485	$10,749	$7,950
Loan servicing fee income, net (2)	88	117	172	180	139	377	453
Total mortgage banking revenues	$4,840	$3,640	$2,646	$1,978	$2,624	$11,126	$8,403

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$105,075	$69,736	$51,697	$58,515	$80,751	$226,508	$277,070
Originations for sale to secondary market (3)	189,979	162,123	85,826	96,792	119,832	437,928	330,245
Total mortgage loan originations	$295,054	$231,859	$137,523	$155,307	$200,583	$664,436	$607,315

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$25,766	$18,292	$9,490	$16,577	$24,422	$53,548	$82,634
Sold with servicing rights released (3)	159,210	119,122	82,589	81,985	107,694	360,921	252,043
Total mortgage loans sold	$184,976	$137,414	$92,079	$98,562	$132,116	$414,469	$334,677

(1)
Includes gains on loan sales, commission income on loans originated for others, servicing right gains, fair value adjustments on mortgage loans held for sale, and fair value adjustments and gains on forward loan commitments.

(2)	Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.

(3)	Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Loans:
Commercial real estate (1)	$1,517,320	$1,482,836	$1,463,682	$1,392,408	$1,240,350
Commercial & industrial	566,426	583,873	610,608	620,704	656,882
Total commercial	2,083,746	2,066,709	2,074,290	2,013,112	1,897,232

Residential real estate (2)	1,378,518	1,352,113	1,359,072	1,360,387	1,349,340

Home equity	294,250	288,078	279,938	280,626	282,331
Other	21,592	23,439	25,169	26,235	27,300
Total consumer	315,842	311,517	305,107	306,861	309,631
Total loans	$3,778,106	$3,730,339	$3,738,469	$3,680,360	$3,556,203

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$378,337	25%	$377,249	27%
Connecticut	618,262	41	570,116	41
Massachusetts	432,424	28	356,615	26
Subtotal	1,429,023	94	1,303,980	94
All other states	88,297	6	88,428	6
Total commercial real estate loans	$1,517,320	100%	$1,392,408	100%

Residential Real Estate Loans by Property Location:
Rhode Island	$347,847	25%	$352,141	26%
Connecticut	142,744	11	141,775	10
Massachusetts	871,309	63	849,435	63
Subtotal	1,361,900	99	1,343,351	99
All other states	16,618	1	17,036	1
Total residential real estate loans	$1,378,518	100%	$1,360,387	100%

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Deposits:
Noninterest-bearing demand deposits	$619,839	$587,326	$577,319	$603,216	$611,829
Interest-bearing demand deposits	152,200	128,355	162,598	178,733	151,322
NOW accounts	478,462	484,615	471,682	466,568	468,578
Money market accounts	749,122	654,719	644,949	646,878	650,976
Savings accounts	362,868	365,069	371,248	373,545	372,425
Time deposits (in-market)	792,941	801,501	792,470	778,105	715,635
In-market deposits	3,155,432	3,021,585	3,020,266	3,047,045	2,970,765
Wholesale brokered time deposits	430,721	483,037	483,994	477,003	443,583
Total deposits	$3,586,153	$3,504,622	$3,504,260	$3,524,048	$3,414,348

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Asset Quality Ratios:
Nonperforming assets to total assets	0.37%	0.29%	0.28%	0.28%	0.29%
Nonaccrual loans to total loans	0.39%	0.34%	0.33%	0.32%	0.30%
Total past due loans to total loans	0.38%	0.48%	0.39%	0.37%	0.38%
Allowance for loan losses to nonaccrual loans	181.16%	212.93%	223.57%	231.25%	245.25%
Allowance for loan losses to total loans	0.71%	0.73%	0.74%	0.74%	0.75%

Nonperforming Assets:
Commercial real estate	$684	$926	$926	$925	$—
Commercial & industrial	—	—	—	—	122
Total commercial	684	926	926	925	122
Residential real estate	12,531	10,610	10,032	9,346	9,063
Home equity	1,599	1,243	1,407	1,436	1,624
Other consumer	88	88	—	—	—
Total consumer	1,687	1,331	1,407	1,436	1,624
Total nonaccrual loans	14,902	12,867	12,365	11,707	10,809
Other real estate owned	4,142	2,142	2,142	2,142	2,974
Total nonperforming assets	$19,044	$15,009	$14,507	$13,849	$13,783

Past Due Loans (30 days or more past due):
Commercial real estate	$684	$3,670	$926	$1,080	$931
Commercial & industrial	1	1	1	—	142
Total commercial	685	3,671	927	1,080	1,073
Residential real estate	11,599	11,237	10,849	10,520	9,398
Home equity	1,973	2,904	2,911	1,989	2,939
Other consumer	99	102	13	33	109
Total consumer	2,072	3,006	2,924	2,022	3,048
Total past due loans	$14,356	$17,914	$14,700	$13,622	$13,519

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$9,797	$8,581	$8,563	$8,613	$6,425

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Nonaccrual Loan Activity:
Balance at beginning of period	$12,867	$12,365	$11,707	$10,809	$11,745	$11,707	$15,211
Additions to nonaccrual status	5,672	1,620	1,924	2,918	2,179	9,216	5,846
Loans returned to accruing status	(597)	(118)	(855)	(1,500)	(361)	(1,570)	(1,180)
Loans charged-off	(966)	(819)	(103)	(298)	(96)	(1,888)	(889)
Loans transferred to other real estate owned	(2,000)	—	—	—	—	(2,000)	(3,074)
Payments, payoffs and other changes	(74)	(181)	(308)	(222)	(2,658)	(563)	(5,105)
Balance at end of period	$14,902	$12,867	$12,365	$11,707	$10,809	$14,902	$10,809

Allowance for Loan Losses:
Balance at beginning of period	$27,398	$27,644	$27,072	$26,509	$26,174	$27,072	$26,488
Provision charged to earnings	400	525	650	800	350	1,575	750
Charge-offs	(966)	(819)	(103)	(298)	(96)	(1,888)	(889)
Recoveries	165	48	25	61	81	238	160
Balance at end of period	$26,997	$27,398	$27,644	$27,072	$26,509	$26,997	$26,509

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$947	$—	$—	$—	$—	$947	$602
Commercial & industrial	(122)	(16)	6	(13)	(70)	(132)	(96)
Total commercial	825	(16)	6	(13)	(70)	815	506
Residential real estate	—	486	—	156	68	486	73
Home equity	(36)	289	48	65	(2)	301	99
Other consumer	12	12	24	29	19	48	51
Total consumer	(24)	301	72	94	17	349	150
Total	$801	$771	$78	$237	$15	$1,650	$729

Net charge-offs to average loans (annualized)	0.08%	0.08%	0.01%	0.03%	—%	0.06%	0.03%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2019			June 30, 2019			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$96,231	$493	2.03%	$72,976	$399	2.19%	$23,255	$94	(0.16)%
Mortgage loans held for sale	39,771	410	4.09	28,532	288	4.05	11,239	122	0.04
Taxable debt securities	920,910	6,318	2.72	996,590	7,006	2.82	(75,680)	(688)	(0.10)
Nontaxable debt securities	75	3	15.87	805	11	5.48	(730)	(8)	10.39
Total securities	920,985	6,321	2.72	997,395	7,017	2.82	(76,410)	(696)	(0.10)
FHLB stock	47,982	747	6.18	49,574	720	5.83	(1,592)	27	0.35
Commercial real estate	1,490,878	17,314	4.61	1,468,382	17,509	4.78	22,496	(195)	(0.17)
Commercial & industrial	584,601	6,946	4.71	606,835	7,482	4.95	(22,234)	(536)	(0.24)
Total commercial	2,075,479	24,260	4.64	2,075,217	24,991	4.83	262	(731)	(0.19)
Residential real estate	1,367,017	13,728	3.98	1,350,865	13,606	4.04	16,152	122	(0.06)
Home equity	291,058	3,615	4.93	284,195	3,579	5.05	6,863	36	(0.12)
Other	22,270	278	4.95	24,189	292	4.84	(1,919)	(14)	0.11
Total consumer	313,328	3,893	4.93	308,384	3,871	5.03	4,944	22	(0.10)
Total loans	3,755,824	41,881	4.42	3,734,466	42,468	4.56	21,358	(587)	(0.14)
Total interest-earning assets	4,860,793	49,852	4.07	4,882,943	50,892	4.18	(22,150)	(1,040)	(0.11)
Noninterest-earning assets	320,223			288,619			31,604
Total assets	$5,181,016			$5,171,562			$9,454
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$137,980	$649	1.87%	$129,334	$624	1.94%	$8,646	$25	(0.07)%
NOW accounts	471,302	69	0.06	462,217	75	0.07	9,085	(6)	(0.01)
Money market accounts	699,138	2,094	1.19	659,021	1,831	1.11	40,117	263	0.08
Savings accounts	362,142	72	0.08	366,449	71	0.08	(4,307)	1	—
Time deposits (in-market)	800,571	4,181	2.07	796,606	3,992	2.01	3,965	189	0.06
Total interest-bearing in-market deposits	2,471,133	7,065	1.13	2,413,627	6,593	1.10	57,506	472	0.03
Wholesale brokered time deposits	475,026	2,727	2.28	507,376	2,876	2.27	(32,350)	(149)	0.01
Total interest-bearing deposits	2,946,159	9,792	1.32	2,921,003	9,469	1.30	25,156	323	0.02
FHLB advances	980,091	6,512	2.64	1,050,660	6,980	2.66	(70,569)	(468)	(0.02)
Junior subordinated debentures	22,681	245	4.29	22,681	252	4.46	—	(7)	(0.17)
Total interest-bearing liabilities	3,948,931	16,549	1.66	3,994,344	16,701	1.68	(45,413)	(152)	(0.02)
Noninterest-bearing demand deposits	626,408			608,099			18,309
Other liabilities	115,480			94,766			20,714
Shareholders' equity	490,197			474,353			15,844
Total liabilities and shareholders' equity	$5,181,016			$5,171,562			$9,454
Net interest income (FTE)		$33,303			$34,191			($888)
Interest rate spread			2.41%			2.50%			(0.09)%
Net interest margin			2.72%			2.81%			(0.09)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2019	Jun 30, 2019	Quarter Change
Commercial loans	$323	$330	($7)
Nontaxable debt securities	2	3	(1)
Total	$325	$333	($8)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2019			September 30, 2018			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$75,333	$1,232	2.19%	$53,828	$723	1.80%	$21,505	$509	0.39%
Mortgage loans for sale	28,379	878	4.14	29,770	923	4.15	(1,391)	(45)	(0.01)
Taxable debt securities	972,511	20,550	2.83	817,274	15,859	2.59	155,237	4,691	0.24
Nontaxable debt securities	602	24	5.33	1,743	65	4.99	(1,141)	(41)	0.34
Total securities	973,113	20,574	2.83	819,017	15,924	2.60	154,096	4,650	0.23
FHLB stock	48,185	2,162	6.00	43,149	1,700	5.27	5,036	462	0.73
Commercial real estate	1,461,736	51,702	4.73	1,225,875	39,740	4.33	235,861	11,962	0.40
Commercial & industrial	603,143	21,972	4.87	624,563	22,113	4.73	(21,420)	(141)	0.14
Total commercial	2,064,879	73,674	4.77	1,850,438	61,853	4.47	214,441	11,821	0.30
Residential real estate	1,358,606	41,099	4.04	1,278,662	37,717	3.94	79,944	3,382	0.10
Home equity	284,657	10,757	5.05	285,143	9,908	4.65	(486)	849	0.40
Other	24,017	887	4.94	29,328	1,073	4.89	(5,311)	(186)	0.05
Total consumer	308,674	11,644	5.04	314,471	10,981	4.67	(5,797)	663	0.37
Total loans	3,732,159	126,417	4.53	3,443,571	110,551	4.29	288,588	15,866	0.24
Total interest-earning assets	4,857,169	151,263	4.16	4,389,335	129,821	3.95	467,834	21,442	0.21
Noninterest-earning assets	292,702			239,187			53,515
Total assets	$5,149,871			$4,628,522			$521,349
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$144,306	$1,959	1.82%	$100,644	$595	0.79%	$43,662	$1,364	1.03%
NOW accounts	462,856	228	0.07	456,083	215	0.06	6,773	13	0.01
Money market accounts	668,330	5,534	1.11	671,135	2,944	0.59	(2,805)	2,590	0.52
Savings accounts	365,911	204	0.07	373,105	173	0.06	(7,194)	31	0.01
Time deposits (in-market)	795,559	11,900	2.00	662,850	6,890	1.39	132,709	5,010	0.61
Total interest-bearing in-market deposits	2,436,962	19,825	1.09	2,263,817	10,817	0.64	173,145	9,008	0.45
Wholesale brokered time deposits	485,405	8,132	2.24	426,096	5,405	1.70	59,309	2,727	0.54
Total interest-bearing deposits	2,922,367	27,957	1.28	2,689,913	16,222	0.81	232,454	11,735	0.47
FHLB advances	1,019,172	20,153	2.64	846,359	13,627	2.15	172,813	6,526	0.49
Junior subordinated debentures	22,681	750	4.42	22,681	629	3.71	—	121	0.71
Total interest-bearing liabilities	3,964,220	48,860	1.65	3,558,953	30,478	1.14	405,267	18,382	0.51
Noninterest-bearing demand deposits	613,917			590,573			23,344
Other liabilities	98,012			61,042			36,970
Shareholders' equity	473,722			417,954			55,768
Total liabilities and shareholders' equity	$5,149,871			$4,628,522			$521,349
Net interest income (FTE)		$102,403			$99,343			$3,060
Interest rate spread			2.51%			2.81%			(0.30)%
Net interest margin			2.82%			3.03%			(0.21)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2019	Sep 30, 2018	Change
Commercial loans	$977	$918	$59
Nontaxable debt securities	6	13	(7)
Total	$983	$931	$52

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Tangible Book Value per Share:
Total shareholders' equity, as reported	$497,825	$484,205	$469,843	$448,184	$427,909
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,448	7,684	7,923	8,162	8,400
Total tangible shareholders' equity	$426,468	$412,612	$398,011	$376,113	$355,600

Shares outstanding, as reported	17,338	17,336	17,305	17,302	17,290

Book value per share - GAAP	$28.71	$27.93	$27.15	$25.90	$24.75
Tangible book value per share - Non-GAAP	$24.60	$23.80	$23.00	$21.74	$20.57

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$426,468	$412,612	$398,011	$376,113	$355,600

Total assets, as reported	$5,198,878	$5,189,672	$5,154,729	$5,010,766	$4,770,672
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,448	7,684	7,923	8,162	8,400
Total tangible assets	$5,127,521	$5,118,079	$5,082,897	$4,938,695	$4,698,363

Equity to assets - GAAP	9.58%	9.33%	9.11%	8.94%	8.97%
Tangible equity to tangible assets - Non-GAAP	8.32%	8.06%	7.83%	7.62%	7.57%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Return on Average Tangible Assets:
Net income, as reported	$18,814	$17,273	$17,495	$17,036	$17,511	$53,582	$51,396

Total average assets, as reported	$5,181,016	$5,171,562	$5,096,103	$4,840,158	$4,724,898	$5,149,871	$4,628,522
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,562	7,800	8,040	8,278	8,519	7,799	8,764
Total average tangible assets	$5,109,545	$5,099,853	$5,024,154	$4,767,971	$4,652,470	$5,078,163	$4,555,849

Return on average assets - GAAP	1.44%	1.34%	1.39%	1.40%	1.47%	1.39%	1.48%
Return on average tangible assets - Non-GAAP	1.46%	1.36%	1.41%	1.42%	1.49%	1.41%	1.51%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$18,778	$17,238	$17,461	$17,004	$17,475	$53,477	$51,284

Total average equity, as reported	$490,197	$474,353	$456,241	$432,043	$426,306	$473,722	$417,954
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,562	7,800	8,040	8,278	8,519	7,799	8,764
Total average tangible equity	$418,726	$402,644	$384,292	$359,856	$353,878	$402,014	$345,281

Return on average equity - GAAP	15.20%	14.58%	15.52%	15.61%	16.26%	15.09%	16.41%
Return on average tangible equity - Non-GAAP	17.79%	17.17%	18.43%	18.75%	19.59%	17.79%	19.86%